Exhibit 99.2

	SEMPRA ENERGY
	Table F (Unaudited)

Statement of Operations Data by Segment

Three Months Ended June 30, 2015

(Dollars in millions)	SDG&E	SoCalGas		Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 972	$ 780	(1)	$ 389	$ 152	$ 10	$ 155	$ (91)	$ 2,367

Cost of sales and other expenses	(596)	(573)		(311)	(90)	(12)	(156)	77	(1,661)

Depreciation and amortization	(149)	(113)		(12)	(17)	(1)	(12)	(3)	(307)

Gain on sale of assets	-	-		1	-	-	61	-	62

Equity earnings, before income tax	-	-		-	-	10	17	-	27

Other income, net	9	9		6	6	1	-	6	37

Income (loss) before interest and tax (2)	236	103		73	51	8	65	(11)	525

Net interest (expense) income (3)	(52)	(17)		(3)	(4)	-	2	(56)	(130)

Income tax (expense) benefit	(54)	(16)	(1)	(18)	(5)	11	(27)	11	(98)

Equity earnings, net of income tax	-	-		-	22	-	-	-	22

(Earnings) losses attributable to noncontrolling interests	(4)	-		(7)	(14)	-	-	1	(24)

Earnings (losses)	$ 126	$ 70	(1)	$ 45	$ 50	$ 19	$ 40	$ (55)	$ 295

Three Months Ended June 30, 2014

(Dollars in millions)	SDG&E	SoCalGas		Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,063	$ 917		$ 390	$ 186	$ 9	$ 236	$ (123)	$ 2,678

Cost of sales and other expenses	(690)	(688)		(310)	(134)	(11)	(225)	103	(1,955)

Depreciation and amortization	(131)	(107)		(13)	(15)	(2)	(16)	(4)	(288)

Gain on sale of asset	-	-		2	-	-	-	-	2

Equity earnings, before income tax	-	-		-	-	9	14	-	23

Other income, net	7	3		4	12	1	-	22	49

Income (loss) before interest and tax (2)	249	125		73	49	6	9	(2)	509

Net interest expense (3)	(51)	(17)		(6)	(3)	(1)	(1)	(55)	(134)

Income tax (expense) benefit	(69)	(28)		(18)	(12)	13	(3)	24	(93)

Equity earnings, net of income tax	-	-		-	9	-	-	-	9

(Earnings) losses attributable to noncontrolling interests	(6)	-		(7)	(9)	-	(1)	1	(22)

Earnings (losses)	$ 123	$ 80		$ 42	$ 34	$ 18	$ 4	$ (32)	$ 269

(1)	Reflects the impact of seasonalization at Southern California Gas as discussed on Table D.
(2)

Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(3)	Includes interest income, interest expense and preferred dividends of subsidiary.

	SEMPRA ENERGY
	Table F (Unaudited)

Statement of Operations Data by Segment

Six Months Ended June 30, 2015

(Dollars in millions)	SDG&E		SoCalGas		Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,938		$ 1,828	(1)	$ 778	$ 315	$ 18	$ 352	$ (180)	$ 5,049

Cost of sales and other expenses	(1,156)		(1,188)		(625)	(192)	(23)	(352)	150	(3,386)

Depreciation and amortization	(294)		(226)		(25)	(34)	(3)	(24)	(4)	(610)

Plant closure adjustment	21		-		-	-	-	-	-	21

Gain on sale of assets	-		-		1	-	-	61	-	62

Equity earnings, before income tax	-		-		-	-	12	34	-	46

Other income, net	18		17		9	15	1	-	16	76

Income (loss) before interest and tax (2)	527		431		138	104	5	71	(18)	1,258

Net interest expense (3)	(104)		(36)		(4)	(7)	(1)	-	(105)	(257)

Income tax (expense) benefit	(142)		(111)	(1)	(34)	(13)	28	(29)	40	(261)

Equity (losses) earnings, net of income tax	-		-		(1)	38	-	-	-	37

(Earnings) losses attributable to noncontrolling interests	(8)		-		(13)	(25)	-	-	1	(45)

Earnings (losses)	$ 273		$ 284	(1)	$ 86	$ 97	$ 32	$ 42	$ (82)	$ 732

Six Months Ended June 30, 2014

(Dollars in millions)	SDG&E		SoCalGas		Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 2,050		$ 2,002		$ 768	$ 387	$ 15	$ 496	$ (245)	$ 5,473

Cost of sales and other expenses	(1,339)		(1,539)		(611)	(269)	(23)	(468)	207	(4,042)

Depreciation and amortization	(261)		(212)		(27)	(31)	(3)	(33)	(7)	(574)

Plant closure adjustment	13	(4)	-		-	-	-	-	-	13

Gain on sale of equity interest and asset	-		-		2	-	27	-	-	29

Equity earnings, before income tax	-		-		-	-	11	29	-	40

Other income, net	20		7		5	22	1	1	33	89

Income (loss) before interest and tax (2)	483		258		137	109	28	25	(12)	1,028

Net interest expense (3)	(101)		(34)		(11)	(7)	(1)	(2)	(110)	(266)

Income tax (expense) benefit	(152)		(66)		(33)	(24)	19	(9)	45	(220)

Equity (losses) earnings, net of income tax	-		-		(2)	17	-	-	-	15

(Earnings) losses attributable to noncontrolling interests	(8)		-		(14)	(19)	-	(1)	1	(41)

Earnings (losses)	$ 222		$ 158		$ 77	$ 76	$ 46	$ 13	$ (76)	$ 516

(1)	Reflects the impact of seasonalization at Southern California Gas as discussed on Table D.
(2)

Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(3)	Includes interest income, interest expense and preferred dividends of subsidiary.
(4)	After taxes, including a $17 million charge to reduce certain tax regulatory assets attributed to SONGS, the adjustment to loss from plant closure is a $9 million charge to earnings.